SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 21, 2022

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COEPTIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56194	84-3998117
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Bradford Rd, Suite 420 Wexford, Pennsylvania		15090
(Address of principal executive offices)		(Zip Code)

724-934-6467

(Registrant’s telephone number, including area code)

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01. Entry Into a Material Definitive Agreement.

The information set forth under Item 5.02 below is incorporated in its entirety herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Mehalick, our President and Chief Executive Officer, entered into an Employment Agreement with Coeptis Therapeutics, Inc. (the “Company”) on February 21, 2022 (the “Effective Date”) covering the Company and its subsidiary Coeptis Pharmaceuticals, Inc. The Employment Agreement is in effect immediately and will remain in effect until the termination of the Employment Agreement by either party in accordance with Section 5 of the Employment Agreement. Mr. Mehalick shall report to the Board of Directors of the Company (the “Board”) and shall have the duties, responsibilities and authority as may from time to time be assigned to him by the Company’s Board. Under the Employment Agreement, the Company will pay Mr. Mehalick an annualized salary at the initial rate of $275,000, which base salary will increase to $360,000 after the completion of a successful Financing Transaction (as defined in the Employment Agreement). Mr. Mehalick will also receive a guaranteed bonus equal to twenty (20%) of his base salary for each calendar year, and will be eligible to receive merit bonuses, certain milestone bonuses and awards of stock options, restricted stock units or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time. The foregoing is a summary does not purport to be complete and is qualified in its entirety by reference Mr. Mehalick’s Employment Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Daniel A. Yerace, our Vice President of Operations, entered into an Employment Agreement with the Company on the Effective Date covering the Company and its subsidiary Coeptis Pharmaceuticals, Inc. The Employment Agreement is in effect immediately and will be effective from the Effective Date until the termination of the Employment Agreement by either party in accordance with Section 5 of the Employment Agreement.Mr. Yerace shall report to the President of the Company and shall have the duties, responsibilities and authority as may from time to time be assigned to him by the Company’s President. Under the Employment Agreement, the Company will pay Mr. Yerace an annualized salary at the initial rate of $275,000, which base salary will increase to $360,000 after the completion of a successful Financing Transaction (as defined in the Employment Agreement). Mr. Yerace will also receive a guaranteed bonus equal to twenty (20%) of his base salary for each calendar year, and will be eligible to receive merit bonuses, certain milestone bonuses and awards of stock options, restricted stock units or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time. The foregoing is a summary of the material terms of the Employment Agreement. The summary does not purport to be complete and is qualified in its entirety by reference Mr. Yerace’s Employment Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01. Exhibits

The following exhibits are filed with this report on Form 8-K.

Exh. No.	Exhibit

4.1	Employment Agreement dated February 21, 2022 – David Mehalick
4.2	Employment Agreement dated February 21, 2022 – Daniel Yerace
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeptis Therapeutics, Inc.

Date: February 25, 2022	By:	/s/ David Mehalick
David Mehalick Chief Executive Officer

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